 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A#1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2019

Natur International Corp.

(Exact name of registrant as specified in its charter)

Wyoming	000-54917	45-5547692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Jachthavenweg 124 1081 KJ Amsterdam The Netherlands	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +31 20 578 7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
None	-	-

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Explanatory Note:

The original filing was filed in error and this amended filing amends and restates the original filing. Investors should rely solely on the disclosures set forth in this Form 8K/A.

Item 8.01 — Other Events.

Infinite Product Company LLP

Natur International Corp. (“Company”) has entered into a letter of intent (“LOI”) to acquire a majority position of Infinite Product Company LLP (“IPC”), a Colorado based limited liability partnership, manufacturing and selling products using the research related to the characteristics of CBD or cannabidiol and the endocannabinoid system. IPC formulates a wide range of products. To appeal to customers regardless of their health concerns, the IPC products include topicals, ingestibles, oils, beauty and pet products. IPC utilizes CBD Isolate, which is the cleanest and purest hemp-derived CBD on the market. Using nanotechonology, IPC revolutionizes how CBD nutrients are delivered with nanoparticle CBD. NANO CBD creates products more bioavailable to the consumer so less is needed. All products are THC-free but some IPC products use cannabis terpenes. This gives extra benefits which contributes to the entourage effect; terpenes do not contain THC. The IPC products have not been evaluated by the United States Food and Drug Administration and are not intended to treat, cure or prevent any disease or illness.

The purchase price for the majority position will be paid in installments over several months at and from the closing of the transaction in an amount equal to $6,120,000, and then a further maximum amount of $5,000,000, based on IPC meeting specified EBITDA targets in fiscal year 2010. The parties have agreed that the Company will have the right to purchase the balance of the partnership under terms and conditions to be agreed, and determined at a later time.

The LOI is an expression of the parties’ intent to pursue a transaction. The parties to the LOI have agreed to cooperate to engage in due diligence and negotiate definitive agreements. Pending finalization of the acquisition documentation, IPC will continue to operate its business as before. If the due diligence is unsatisfactory or the parties cannot agree to the various necessary terms in the definitive agreements, then the transaction will not be concluded. There is no assurance, therefore, that a transaction will be concluded.

Share International Holdings B.V.

The letter of intent that the Company entered into with Share International Holdings B.V., a corporation formed under the laws of the Netherlands, is still actively pursued for completion. Currently the Due Diligence investigation is finalized.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natur International Corp.

Date: September 11, 2019	By:	/s/ Ruud Huisman
	Name:	Ruud Huisman
	Title:	Chief Financial Officer

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